Exhibit 99.1

RMG Reports Third Quarter 2016 Results

Achieves Sequential Revenue Growth, Significantly Improved Upon Loss from Continuing Operations;

Extremely Pleased to Announce Positive Quarterly Adj. EBITDA

Substantial Progress Against Strategic Plan with Product Launch, Software Enhancements and New Strategic Partnerships

Third Quarter Highlights

•

Total revenues of $9.5 million increased 9% sequentially

•

Loss from continuing operations of $0.9 million narrowed by $0.4 million sequentially; Positive Adj. EBITDA1 of $85 thousand

•

Signed distribution / technology partnership with Airbus DS Communications, a global leader and trusted source for mission-critical communications technologies, establishing a key new sales channel for the company

•

Signed strategic partnership with Ragan Communications, the nation’s leading Internal Communications consulting organization, providing enhanced credibility for RMG solutions and an expanded reach to prospective customers

•

Released enhancements to the core software platform, including adding new features to the INVIEWTM product line, specifically with a new version of INVIEW Mobile® application

•

Subsequent to quarter-end, launched RMG MAX, customizable LED display solutions for indoor and outdoor market applications

DALLAS, TX – 11/3/2016 – RMG Networks Holding Corporation (NASDAQ: RMGN), or RMG, a leading provider of technology-driven visual communications solutions, today announced its financial results for the third quarter ended September 30, 2016.

“During the third quarter we delivered sequential revenue growth, achieved positive Adj. EBITDA and made significant progress against key strategic initiatives that we believe will accelerate our business momentum, expand our sales pipeline and drive long-term profitable growth,” commented Robert Michelson, Chief Executive Officer. “Our new strategic partnerships with Manhattan Associates, Ragan Communications and Airbus DS Communications, meaningfully advance our position in the key solution areas we are targeting by expanding our market reach. We are already seeing tangible benefits of these relationships in our sales pipeline. In addition, our recent RMG MAX LED product launch and INVIEW Mobile® software enhancements deepen our innovative solution portfolio and provide new opportunities to connect with our customers.”

“We continue to be encouraged by the traction we are gaining in North America resulting from improved sales effectiveness and our focus on larger, more profitable deals,” Michelson continued. “Internationally, we experienced a noticeable rebound in sales from the EurAsia region during the third quarter, following a brief slowdown in the second quarter resulting from economic uncertainty around Brexit. We remain cautiously optimistic on our outlook in the Middle East given our strong pipeline and key partnerships in the region, despite continued economic uncertainty associated with low oil pricing, which has continued to delay the timing of certain orders. Overall, we were very pleased with our third quarter financial results and strategic progress year-to-date and believe we are well positioned to build on this momentum for the remainder of 2016 and into 2017.”

Third Quarter Financial Review

Total revenue of $9.5 million increased 9% from $8.7 million in the second quarter of 2016 and decreased 7% from $10.2 million in the same quarter last year.

•

Products revenue of $4.2 million increased 37% from $3.1 million in the second quarter of 2016, resulting primarily from strong sales performance in North America and improving market conditions in Europe.

•

Maintenance & content services revenue of $3.5 million remained flat from the second quarter of 2016.

•

Professional services revenue of $1.8 million decreased 15% from $2.1 million in the second quarter of 2016, resulting primarily from large 3rd party project implementations in the second quarter of 2016.

1   A non-GAAP measure, we define Adj. EBITDA as income (loss) from continuing operations with adjustments for interest expense and other income, income tax expense, gain (loss) on change in warrant liability, depreciation and amortization expenses and stock-based compensation expense. See “About Non-GAAP Financial Measures” below and the reconciliation tables at the end of this release for more information regarding this non-GAAP financial measure.

Gross margin of 63.6% increased from 58.3% in the second quarter of 2016, resulting primarily from a favorable sales mix with a higher proportion of software sales and non-recurring credits in the third quarter of 2016 to product and maintenance costs from a component manufacturer and resolution of a vendor billing matter.

Total operating expenses were $6.9 million, a 5% increase from $6.6 million in the second quarter of 2016, resulting primarily from investment in sales and marketing initiatives.

GAAP loss from continuing operations of $0.9 million improved from a loss of $1.3 million in the second quarter of 2016, resulting primarily from increased revenues and a higher gross margin. On a non-GAAP basis, Adj. EBITDA of $85 thousand improved from a loss of $438 thousand in the second quarter of 2016.

Business Outlook

“We are pleased with the progress we are making and believe we are well positioned heading into the fourth quarter, which historically is our strongest quarter of the year,” Michelson concluded. “We remain optimistic about the long-term financial prospects of the business and believe the strategic elements we have put in place over the past 2 years, in conjunction with our experienced leadership team, positions the company to take advantage of our large addressable market, our superior product offering and our strong go to market plan. We remain focused on building on the key initiatives of our multi-year strategic plan by investing in our products, improving our business efficiency, generating ROI for our customers and achieving long-term growth and shareholder value. We have established a track record of continued, measurable progress and improvement in our financial results and are encouraged by the momentum we see in the market.”

Conference Call

Management will host a conference call to discuss these results on Thursday, November 3, 2016 at 9 a.m. ET.  To access the call, please dial 1-877-890-5060 (toll free) or 1-678-967-4604 and reference conference 2947816.  The conference call will also be broadcast live over the Internet with an accompanying slide presentation, which can be accessed via the Investor Relations section of RMG Networks’ web site at http://ir.rmgnetworks.com. All participants should call or access the website approximately 10 minutes before the conference begins. The webcast and slide presentation will be available for replay for at least 90 days.

A telephonic replay of this conference call will also be available by dialing 1-855-859-2056 (toll free) or 1-800-585-8367 or 1-404-537-3406 and entering passcode: 2947816 from 12 p.m. ET on November 3, 2016 until 11:00 p.m. ET on November 10, 2016.

© 2016 RMG Networks Holding Corporation. RMG, RMG Networks and its logo are trademarks and/or service marks of RMG Networks Holding Corporation.

About RMG

RMG (NASDAQ: RMGN) goes beyond traditional communications to help businesses increase productivity, efficiency, and engagement through digital signage messaging. By combining best-in-class software, hardware, business applications, and services, RMG offers a single point of accountability for integrated data visualization and real-time performance management. The company is headquartered in Dallas, Texas, with additional offices in the United States, United Kingdom, and the United Arab Emirates. For more information, visit www.rmgnetworks.com.

About Non-GAAP Financial Measures

This release includes Adj. EBITDA, a non-GAAP financial measure as defined under SEC regulations. In evaluating its business, RMG Networks considers and uses Adj. EBITDA as a supplemental measure of its operating performance, and believes that many of the company's investors use this non-GAAP measure to monitor the company's performance. This measure should not be considered as a substitute for the most directly comparable GAAP measure and should not be used in isolation, but in conjunction with this GAAP measure. Our definition of Adj. EBITDA is set forth in footnote (1) above, and a reconciliation between Adj. EBITDA and the relevant GAAP measure is set forth in the table at the end of this press release.

Cautionary Note Regarding Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, guidance relating to future financial performance and expected operating results, such as revenue growth, our ability to achieve profitability, our position within the markets that we serve, our ability to introduce new or improved products and services, our ability to better market our products and services, our efforts to grow our business and any implicit continuing improvement in financial performance.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the company's ability to raise additional capital on satisfactory terms, or at all; success in retaining or recruiting, or changes required in, its management and other key personnel; the limited liquidity and trading volume of the company's securities; the ability of the company to maintain its Nasdaq listing; the competitive environment in the markets in which the company operates; the risk that the anticipated benefits of acquisitions that the company may complete, may not be fully realized; the risk that any projections, including earnings, revenues, margins or any other financial items are not realized; changing legislation and regulatory environments; business development activities, including the company's ability to contract with, and retain, customers on attractive terms; the general volatility of the market price of the company's common stock; risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act); and general economic conditions.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

For RMG Networks Holding Corporation

Investor

Brett Maas / Rob Fink

646-536-7331 / 646-415-8972

ir@rmgnetworks.com

Source: RMG Networks Holding Corporation

(Financial tables appear below)

RMG Networks Holding Corporation

Consolidated Balance Sheets

September 30, 2016 and December 31, 2015

(In thousands, except share and per share information)

	September 30, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,487	$3,206
Accounts receivable, net of allowance for doubtful accounts of $570 and $676, respectively	9,171	10,626
Inventory, net	602	1,055
Prepaid assets	772	1,154
Total current assets	12,032	16,041
Property and equipment, net	3,849	4,340
Intangible assets, net	7,332	8,988
Loan origination fees	72	123
Other assets	218	226
Total assets	$23,503	$29,718
Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$2,080	$3,080
Accrued liabilities	3,497	4,236
Secured line of credit	1,100	400
Loss on long-term contract	92	616
Deferred revenue	7,457	7,507
Total current liabilities	14,226	15,839
Warrant liability	48	96
Deferred revenue – non-current	765	1,519
Deferred tax liabilities	17	18
Deferred rent and other	1,696	1,917
Total liabilities	16,752	19,389
Stockholders’ equity:
Common stock, $.0001 par value, (250,000,000 shares authorized; 37,182,041 shares issued; 36,882,041 shares outstanding, at September 30, 2016 and December 31, 2015)	4	4
Additional paid-in capital	108,994	108,237
Accumulated comprehensive income (loss)	(727)	(196)
Retained earnings (accumulated deficit)	(101,040)	(97,236)
Treasury stock, at cost (300,000 shares)	(480)	(480)
Total stockholders’ equity	6,751	10,329
Total liabilities and stockholders’ equity	$23,503	$29,718

RMG Networks Holding Corporation

Consolidated Statements of Comprehensive Loss

For the Three and Nine Months Ended September 30, 2016 and 2015

(In thousands, except share and per share information)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Products	$4,174	$4,442	$11,080	$11,578
Maintenance and content services	3,534	3,375	10,475	10,242
Professional services	1,820	2,377	5,351	7,023
Total Revenue	9,528	10,194	26,906	28,843
Cost of Revenue:
Products	2,169	2,798	6,049	6,853
Maintenance and content services	161	367	887	1,069
Professional services	1,139	1,599	3,806	4,913
Loss (Gain) on long-term contract	-	-	-	(444)
Total Cost of Revenue	3,469	4,764	10,742	12,391
Gross Profit	6,059	5,430	16,164	16,452
Operating expenses:
Sales and marketing	2,239	2,191	6,135	6,896
General and administrative	3,287	3,876	9,576	12,994
Research and development	595	1,118	1,993	2,668
Depreciation and amortization	801	863	2,410	2,881
Total operating expenses	6,922	8,048	20,114	25,439
Operating loss	(863)	(2,618)	(3,950)	(8,987)
Other Income (Expense):
Gain on change in warrant liability	-	246	48	1,303
Interest (expense) and other income – net	3	(121)	386	(1,457)
Loss before income taxes and discontinued operations	(860)	(2,493)	(3,516)	(9,141)
Income tax expense	27	29	27	29
Loss from continuing operations	(887)	(2,522)	(3,543)	(9,170)
Loss from discontinued operations, net of taxes	-	(1,019)	(260)	(3,994)
Gain on sale of discontinued operations, net of taxes	-	2,340	-	2,340
Net loss	(887)	(1,201)	(3,803)	(10,824)
Other comprehensive income -
Foreign currency translation adjustments	(128)	(140)	(532)	(65)
Total comprehensive loss	$(1,015)	$(1,341)	$(4,335)	$(10,889)
Net loss per share of Common Stock (basic and diluted):
Continuing operations	$(0.02)	$(0.07)	$(0.10)	$(0.37)
Discontinued operations	-	0.04	(0.01)	(0.07)
Net loss per share of Common Stock (basic and diluted):	$(0.02)	$(0.03)	$(0.10)	$(0.43)
Weighted average shares used in computing basic and diluted net loss per share of Common Stock	36,882,041	36,882,041	36,882,041	24,932,277

RMG Networks Holding Corporation

Consolidated Statements of Cash Flows (Inclusive of Discontinued Operations)

For the Nine Months Ended September 30, 2016 and 2015

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities
Net loss	$(3,803)	$(10,824)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,410	3,024
Gain on sale of discontinued operations	-	(2,340)
Gain on change in warrant liability	(48)	(1,303)
Impairment of fixed assets	-	160
Stock-based compensation	757	1,197
Non-cash loan origination fees	52	742
Non-cash consulting expense	-	320
Non-cash directors’ fees	31	31
Bad debt expense	-	460
Deferred tax expense	-	7
Changes in operating assets and liabilities:
Accounts receivable	955	4,745
Inventory	416	249
Other current assets	330	88
Non-current deferred tax liabilities	-	(32)
Other assets	8	(293)
Accounts payable	(913)	(2,405)
Accrued liabilities	(706)	329
Deferred revenue	(521)	(579)
Loss on long-term contract	(524)	(1,840)
Deferred rent and other liabilities	(222)	(522)
Net cash used in operating activities	(1,778)	(8,786)

Cash flows from investing activities
Proceeds from sale of discontinued operations	-	1,190
Purchases of property and equipment	(288)	(356)
Net cash provided by (used in) investing activities	(288)	834

Cash flows from financing activities
Net borrowings on line of credit	700	-
Proceeds from long-term debt	-	1,000
Conversion of preferred to common stock	-	(41)
Issuance of preferred shares, net of issuance costs	-	9,627
Net cash provided by financing activities	700	10,586

Effect of exchange rate changes on cash	(353)	3

Net increase (decrease) in cash and cash equivalents	(1,719)	2,637

Cash and cash equivalents, beginning of period	3,206	3,077

Cash and cash equivalents, end of period	$1,487	$5,714

RMG Networks Holding Corporation

Reconciliation of Net Loss to Adj. EBITDA

 (In thousands)

	Third Quarter
	2016	2015
Net loss	$(887)	$(1,201)

Loss from discontinued operations, net of taxes	-	1,019
Gain on sale of discontinued operations, net of taxes	-	(2,340)

Loss from continuing operations	(887)	(2,522)

Interest expense and other (income) – net	(3)	121
Income tax expense	27	29
Gain on change in warrant liability	-	(246)

Operating loss	(863)	(2,618)

Depreciation and amortization	801	863
Stock-based compensation	147	405

Adj. EBITDA	$85	$(1,350)

Financial results from RMG Networks’ Airline Media Networks business have been excluded from continuing operations and are reported as discontinued operations in the Consolidated Statement of Comprehensive Loss due to the completion of the sale of this business on July 1, 2015. As a result, these financial results reflect the Enterprise business at RMG Networks, reported as continuing operations.